EXHIBIT 99

                   PRESS RELEASE OF AMERICAN BANK INCORPORATED






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                                  PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT: Mark W. Jaindl (mjaindl@pcbanker.com)           Phone:     610-366-1800
         Chairman, President and Chief Executive         Toll-Free: 888-366-6622
         Officer                                         Fax:       610-366-1900

             American Bank Reports Increased Third Quarter Earnings

Allentown, PA, October 15, 2004 - American Bank, Inc. (NasdaqSC: AMBK), the parent company of American Bank, today announced earnings for the quarter ended September 30, 2004. Net income for the quarter was $705,000, or $0.10 per diluted share, an increase of $149,000, or 26.80%, from the same period in the prior year. At the end of the quarter, assets totaled $515 million, up 7.52% from $479 million at September 30, 2003. Total deposits reached $356 million as of September 30, 2004, up from $325 million from the same time the previous year. American Bank's loan portfolio totaled $234 million as of September 30, 2004, up from $187 million at the same time last year, an increase of $47 million.

The improvement in third quarter earnings is attributable to an increase of $26 million of average earning assets and an increase of 51 basis points in the net interest margin in the current quarter compared to the prior year. Net interest income for the quarter ended September 30, 2004 increased $650,000, or 41.88%, to $2.2 million compared to $1.5 million for the same quarter in 2003. For the nine months ended September 30, 2004, net interest income increased $1.3 million, or 24.53%, to $6.6 million from $5.3 million recorded for the nine months ended September 30, 2003. Partially offsetting the improvement in net interest income for the quarter was a decrease of $461,000 of non-interest income, the result of decreases in the amount of gains realized on the sale of securities and the sale of residential mortgage loans.

President and CEO Mark Jaindl stated, "We are pleased to report that the earnings of American Bank continue to be strong as evidenced by the increase in net income of 26.80% and the increase of 51 basis points in net interest margin during the third quarter of 2004. We also continue our focus on controlling expenses as our operating expense to asset ratio decreased to 1.05% from 1.07% in the same period of the prior year. Asset quality remains strong for the third quarter of 2004 as we had one loan with an unpaid balance of $160,000 that was classified as non-performing. By maintaining our focus on our core banking business, we were able to control costs and improve our efficiency while at the same time offer our customers competitive rates on loan and deposit products and provide the unparalleled customer service they have come to expect from American Bank."

The regulatory capital positions of the Company and the Bank also remain strong. At September 30, 2004, Tier I Capital of the Company was 9.84%, an increase of 0.64% from 9.20% at September 30, 2003. Tier I Capital of the Bank at September 30, 2004 was 7.98%, an increase of 0.32% from 7.66% at September 30, 2003.

American Bank common stock last traded at $8.71 per share.

American Bank Online and pcbanker.com are registered trademarks for the Internet financial services provided by American Bank, a state-chartered, FDIC insured full-service financial institution serving customers throughout the United States. American Bank is a member of the Federal Reserve System.

Forward-Looking Statements

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms.

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The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect its financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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                               American Bank, Inc.
                         Selected Financial Information
                (In thousands, except per share data and ratios)


                                                      Unaudited
                                                    September 30,   December 31,
                                                    -------------   ------------
                                                   2004      2003       2003
                                                   ----      ----       ----
Selected Financial Condition Data:
Total assets ..................................  $514,641  $478,855   $481,992
Loans receivable, net .........................   234,468   186,995    204,832
Allowance for loan losses .....................     2,689     2,227      2,412
Securities available for sale (at fair value) .   239,803   246,880    236,746

Securities held to maturity (at cost) .........    13,925    19,421     15,361
Deposits ......................................   355,965   325,175    332,286
FHLB advances .................................    96,162    97,420     96,357
Mandatory redeemable convertible debentures ...        --    10,200     10,200
Junior subordinated debentures ................    10,187        --         --
Stockholders' equity ..........................    40,943    34,545     34,963

Book value per share ..........................  $   5.67  $   5.07   $   5.14

Shares outstanding ............................     7,223     6,807      6,807

                                                           Unaudited                 Unaudited
                                                          For the Three             For the Nine
                                                     Months Ended Sept. 30,    Months Ended Sept. 30,
                                                     ----------------------    ----------------------
                                                      2004          2003           2004        2003
                                                      ----          ----           ----        ----
Selected Operating Data:
Total interest income ...........................   $ 5,087       $ 4,510        $15,245      $14,360
Total interest expense ..........................     2,884         2,958          8,601        9,056
                                                    -------       -------        -------      -------
     Net interest income ........................     2,203         1,552          6,644        5,304
Provision for loan losses .......................        91           207            275          219
                                                    -------       -------        -------      -------
     Net interest income after provision for loan
       losses ...................................     2,112         1,245          6,369        5,085
                                                    -------       -------        -------      -------
Fees and service charges ........................        57            41            152          123
Net realized gain on sales of mortgage loans ....        26           144             92          393
Net realized gain on sales of securities ........        --           349            152          477
  Other income ..................................       133           143            394          452
                                                    -------       -------        -------      -------
     Total non-interest income ..................       216           677            790        1,445
                                                    -------       -------        -------      -------
Total operating expense .........................     1,303         1,252          4,047        3,818
                                                    -------       -------        -------      -------
      Income before taxes on income .............     1,025           770          3,112        2,712
Taxes on income .................................       320           214            954          791
                                                    -------       -------        -------      -------
     Net income .................................   $   705       $   556        $ 2,158      $ 1,921
                                                    =======       =======        =======      =======
Earnings per share-basic ........................   $  0.10       $  0.08        $  0.30      $  0.30
                                                    =======       =======        =======      =======
                              diluted ...........   $  0.10       $  0.08        $  0.30      $  0.29
                                                    =======       =======        =======      =======
Weighted average shares outstanding-basic .......     7,207         6,788          7,103        6,349
                                                    =======       =======        =======      =======
-diluted                                              8,449         8,063          8,353        7,752
                                                    =======       =======        =======      =======

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                               American Bank, Inc.
                         Selected Financial Information



                                                                   Unaudited
                                                                  For the Three
                                                              Months Ended Sept. 30,
                                                              ----------------------
                                                                2004         2003
Performance
Ratios(1):
Return on assets (ratio of net income to
  average total assets) ................................        0.57%        0.47%
Return on equity (ratio of net income
   to average equity) ..................................        7.30%        7.32%
Net interest margin (ratio of net interest income
  divided by average earning assets) ...................        1.85%        1.34%
Ratio of operating expense to average total assets .....        1.05%        1.07%
Efficiency ratio (ratio of operating expenses divided by
  net interest income plus non-interest income) ........       53.85%       56.16%


Asset Quality Ratios:
Non-performing assets to total assets at end of period .        0.03%        none
Allowance for loan losses to non-performing loans ......    1,680.63%         n/a
Allowance for loan losses to loans receivable ..........        1.14%        1.18%

Regulatory Capital Ratios-Company:
Tier I to average assets ...............................        9.84%        9.20%
Tier I to risk weighted assets .........................       16.01%       17.17%
Total capital to risk weighted assets ..................       17.23%       18.03%

Regulatory Capital Ratios-Bank:
Tier I to average assets ...............................        7.98%        7.66%
Tier I to risk weighted assets .........................       13.15%       14.35%
Total capital to risk weighted assets ..................       14.04%       15.22%

-------------------------
(1) Ratios for the three month periods are annualized.